EXHIBIT B - FILE NO. 70-7833


                          NATIONAL FUEL RESOURCES, INC.

                                  BALANCE SHEET

                              AT SEPTEMBER 30, 1997
                                   (Unaudited)

               ASSETS
               Current Assets:
                 Cash                                        $  (116,721)
                 Short Term Investments                        9,441,352
                 Accounts Receivable                           3,446,645
                 Accounts Receivable-Interco                      38,909
                 Reserve for Bad Debts                          (541,440)
                 Other Current Assets                          3,697,444
                                                             -----------
                                                              15,966,189
                                                             -----------

               Property, Plant, and Equipment
                 Furniture and Fixtures                          164,749
               Less - Accumulated DD&A                           (41,371)
                                                             -----------
                                                                 123,378
                                                             -----------

               Other Assets:
                 Long Term Investments                           831,023
                 Other Deferred Debits                           162,740
                                                             -----------
                                                                 993,763
                                                             -----------

                                                             $17,083,330
                                                             ===========

               LIABILITIES
               Current Liabilities:
               Accounts Payable                              $    70,680
                 Accrued Liabilities                           3,940,812
                 Accrued Sales Taxes                                   0
                 Current Income Taxes-Federal                   (385,937)
                 Current Income Taxes-State                       82,125
                 Accounts Payable-Intercompany                    74,302
                 Dividends Payable                                     0
                                                             -----------
                                                               3,781,982
                                                             -----------

               Long Term Liabilities:
               Deferred Income Taxes                            (723,006)
               Miscellaneous Deferred Credits                  3,362,213
                                                             -----------
                                                               2,639,207
                                                             -----------

               Stockholder's Equity:
                 Common Stock                                     10,000
                 Capital Paid in Excess of Par                 3,490,000
                 Retained Earnings                             7,477,141
                 Retained Earnings - Dividends                  (315,000)
                                                             -----------
               Total Equity                                   10,662,141
                                                             -----------

                                                             $17,083,330
                                                             ===========